Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

CONTACT:

Investors/Media:	Media:
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors: Jonathan Neely (610) 459-6645

ENDO PHARMACEUTICALS RECEIVES FDA APPROVAL FOR

FORTESTATM (testosterone) Gel as a Class III Product for topical use

FOR MEN WITH LOW TESTOSTERONE

FORTESTA Gel is the first approved testosterone replacement therapy gel with application to the front and inner thighs

CHADDS FORD, Pa. (December 29, 2010) – Endo Pharmaceuticals (Nasdaq: ENDP) today announced that the U.S. Food and Drug Administration (FDA) has approved FORTESTA Gel for the treatment of low testosterone, or ‘Low T,’ also known as hypogonadism. Symptoms associated with Low T include erectile dysfunction and decreased sexual desire, fatigue and loss of energy, mood depression, regression of secondary sexual characteristics and osteoporosis. Low T is a condition that has an estimated prevalence in nearly 14 million men in the United States, yet only about 1.3 million, (9 percent) are currently being treated. Endo Pharmaceuticals expects to introduce FORTESTA™ Gel in the United States in early 2011.

“Declining blood levels of testosterone can occur in men beginning as early as age 40. The symptoms of low testosterone can be non-specific and often associated with other chronic medical problems,” said Adrian Dobs, M.D., M.H.S., professor of medicine and oncology, Johns Hopkins University School of Medicine, Division of Endocrinology and Metabolism in Baltimore, Md., and principal investigator of the FORTESTA Gel Phase III clinical trial. “FORTESTA Gel is an important new treatment option for men who are diagnosed with low testosterone.”

FORTESTA Gel is a clear, colorless, odorless gel that is gently applied with one finger to the front and inner thighs, and not the upper body. FORTESTA Gel comes in a metered-dose pump that delivers the correct dose per complete depression. Patients using FORTESTA Gel should apply the product as directed. Safety and efficacy of FORTESTA Gel in males less than 18 years old have not been established.

“The approval of FORTESTA™ Gel reinforces our commitment to men’s health by providing an important new treatment option for millions of men with Low T,” said David Holveck, chief executive officer, Endo Pharmaceuticals.

In a 90-day, multicenter, open-label, non-comparative, pivotal Phase III trial involving men with hypogonadism, 78 percent of patients using FORTESTA™ Gel had an average serum total testosterone concentration within the normal range at day 90. The most common side effect in this trial was application site reactions.

Important Safety Information for FORTESTA gel

FORTESTA Gel can transfer from your body to others. This can happen if other people come into contact with the area where the FORTESTA Gel was applied.

Signs of puberty that are not expected (for example, pubic hair) have happened in young children who were accidentally exposed to testosterone through contact with men using topical testosterone products like FORTESTA Gel.

Women and children should avoid contact with the unwashed or unclothed areas where FORTESTA Gel has been applied. If a woman or child makes contact with the FORTESTA Gel application area, that area on the woman or child should be washed well with soap and water right away.

To lower the risk of transfer of FORTESTA Gel from your body to others, you should: Apply FORTESTA Gel only to the front and inside area of your thighs that will be covered by clothing and wash your hands right away with soap and water after applying FORTESTA Gel. After the gel has dried, cover the application area with clothing and keep the area covered until you have washed the application area well or have showered. If you expect another person to have skin-to-skin contact with your thighs, first wash the application area well with soap and water.

Stop using FORTESTA Gel and call your healthcare provider right away if you see any signs and symptoms in a child or a woman that may have occurred through accidental exposure to FORTESTA Gel.

Do not use FORTESTA Gel if you have breast cancer, have or might have prostate cancer, are pregnant, may become pregnant, or are breastfeeding.

FORTESTA Gel may harm your unborn or breastfeeding baby. Women who are, or who may become pregnant should avoid contact with the area of skin where FORTESTA Gel has been applied.

Other possible serious side effects include: if you already have enlargement of your prostate gland your signs and symptoms can get worse while using FORTESTA Gel; possible increased risk of prostate cancer; in large doses FORTESTA Gel may lower your sperm count; swelling of your ankles, feet, or body, with or without heart failure; enlarged or painful breasts; have problems breathing while you sleep (sleep apnea); increased red blood cell count; blood clots in the legs (this can include pain, swelling or redness of your legs). Call your healthcare provider right away if you have any of the serious side effects listed above.

Tell your HCP about all of your medications, especially insulin, medicines that decrease blood clotting, and corticosteroids.

The most common side effects of FORTESTA Gel include skin redness or irritation where FORTESTA Gel is applied, increased prostate specific antigen (PSA), and abnormal dreams.

Full prescribing information, including the Medication Guide, is available at www.endo.com/FORTESTA.aspx.

About Low Testosterone

Low testosterone or ‘Low T,’ also known as hypogonadism, is a condition in men characterized by the body’s failure to produce normal amounts of the hormone testosterone, a male sex hormone produced by the testes. Low T affects nearly 14 million men in the United States, yet only 9 percent (1.3 million) of men diagnosed with Low T are receiving treatment for the condition. Symptoms associated with Low T include erectile dysfunction and decreased sexual desire, fatigue, loss of energy, mood depression, regression of secondary sexual characteristics and osteoporosis.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiary HealthTronics, Inc., please visit www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements in our Annual Report on Form 10-K include those factors described herein under the caption “Risk Factors” and in documents incorporated by reference, including, among others: our ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; our ability to obtain regulatory approval of any of our pipeline products; competition for the business of our branded and generic products, and in connection with our acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; our dependence on a small number of products; our dependence on outside manufacturers for the manufacture of most of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of narcotics in most of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; our ability to successfully implement our acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of our products and products in development; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which we have the right to be indemnified; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total revenues; significant litigation expenses to defend or assert patent infringement claims; any interruption or failure by our suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with us; a determination by a regulatory agency that we are engaging or have engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; existing suppliers become unavailable or lose their regulatory status as an approved source, causing an inability to obtain required components, raw materials or products on a timely basis or at commercially reasonable prices; the loss of branded product exclusivity periods and related intellectual property.

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